INTERCREDITOR AND COLLATERAL AGENT AGREEMENT

THIS INTERCREDITOR AND COLLATERAL AGENT AGREEMENT (this “Agreement”), is entered into as of June 8, 2016 by and among QuantumSphere, Inc., a Nevada corporation (“Borrower”), FirstFire Global Opportunities Fund LLC (the “Collateral Agent”), and each of the secured parties whose name appears on the signature pages to this Agreement (individually, a “Secured Party” and, collectively, the “Secured Parties”).

RECITALS

WHEREAS, each of the Secured Parties has loaned, is loaning or will be loaning monies to Borrower, as evidenced by 5% Secured Promissory Notes (collectively, the “Notes”) and as more particularly described in the Note Purchase Agreement entered into or to be entered into by and between Borrower and each Secured Party; and

WHEREAS, the Notes shall be secured by certain Collateral, as such term is defined in that certain Security Agreement dated of even date herewith among Borrower and the Secured Parties (the “Security Agreement”) and Pledged Shares, as such term is defined in that certain Pledge Agreement dated of even date herewith among the Pledgors (as defined therein) and the Secured Parties; and

WHEREAS, it is the intention of each of the Secured Parties that his, her or its security interests and liens against the Collateral and Pledged Shares be of equal priority position, notwithstanding the different dates and times of his, her or its acquisition of the Notes; and

WHEREAS, it is desirable to provide for the orderly administration of the Collateral and Pledge Shares by requiring each Secured Party to appoint the Collateral Agent, and the Collateral Agent has agreed to accept such appointment and to receive, hold and deliver the Collateral and Pledged Shares, all upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, it is desirable to allocate the enforcement of certain rights of the Secured Parties under the Notes for the orderly administration thereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, each of the Secured Parties hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall the meanings ascribed to them in the Notes and the Security Agreement, and the Pledge Agreement.

2. Pari Passu Ranking. Notwithstanding the dates and times of perfection of the security interest issued in favor of each Secured Party pursuant to the Security Agreement and Pledge Agreement, each Secured Party’s security interest in and lien against the collateral referred to in Schedule A of the Notes (the “Collateral”) and the Pledged Shares shall rank pari passu, and, accordingly, have the same and equal priority position.

a.	Seniority. As of the date hereof, subject to subsection (b) below, the Notes and the Secured Obligations (as defined in the Security Agreement) shall be senior to all other obligations of Borrower.

b.	Subordination. The Collateral Agent and the Secured Parties expressly agree to the subordination of the Notes and the Secured Obligations (as defined in the Security Agreement) to (i) that certain financing secured by Borrower from Novus Capital Group, LLC, with outstanding principal and accrued interest in the collective amount of $386,701 as of May 31, 2016 (the “Novus Capital Financing”).

3. Appointment of the Collateral Agent. The Secured Parties hereby appoint the Collateral Agent (and the Collateral Agent hereby accepts such appointment) to take any action including, without limitation, the registration of any Collateral and Pledged Shares in the name of the Collateral Agent or its nominees prior to or during the continuance of an Event of Default (as defined in the Notes), the exercise of rights upon the occurrence and during the continuance of an Event of Default, the application of any cash collateral received by the Collateral Agent to the payment of the Notes, the making of any demand under the Notes or the Security Agreement or Pledge Agreement, the exercise of any remedies given to the Secured Parties pursuant to the Notes and the exercise of any authority pursuant to the appointment of the Collateral Agent as an attorney-in-fact pursuant to the Notes that the Collateral Agent deems necessary or proper for the administration of the Collateral or the Pledged Shares pursuant to the Notes. The Collateral Agent may also exercise in respect of the Collateral and Pledged Shares, in addition to other rights and remedies provided for in the Notes and the Security Agreement or otherwise available to it, all the rights and remedies of a secured party under applicable law. Upon disposition of the Collateral or the proceeds of the Pledged Shares in accordance with the Notes and the Security Agreement or Pledge Agreement, the Collateral Agent shall promptly distribute any cash or Collateral or Pledged Shares in accordance with the Notes. Borrower must notify the Collateral Agent in writing of the issuance of Notes to the Secured Parties. The Collateral Agent will not be required to act hereunder in connection with Notes the issuance of which was not disclosed in writing to the Collateral Agent nor will the Collateral Agent be required to act on behalf of any assignee of Notes without the written consent of the Collateral Agent. The foregoing grant of rights to the Collateral Agent shall in no way limit each Noteholder’s ability to exercise rights granted to it pursuant to the Note or other agreements entered into in connection therewith on its own behalf without any action being taken by the Collateral Agent.

4. Actions by Secured Parties.

a.	Certain Actions. Each of the Secured Parties covenants and agrees that each Noteholder shall have the right, but not the obligation, to undertake the following actions:

(i)	Acceleration. If an Event of Default occurs, after the applicable cure period, if any, each Noteholder may, or may instruct the Collateral Agent to, provide to Borrower notice to cure such default and/or declare the unpaid principal amount of its Note to be due and payable, together with any and all accrued interest thereon and all costs payable pursuant to such Notes;

(ii)	Enforcement. Upon the occurrence of any Event of Default after the applicable cure period, if any, each Noteholder may on its own behalf or a Majority in Interest may instruct the Collateral Agent to proceed to protect, exercise and enforce, on behalf of itself or all the Secured Parties, their rights and remedies under the Notes , Security Agreement and Pledge Agreement against Borrower, and such other rights and remedies as are provided by law or equity;

b.	Further Actions. A Majority in Interest may instruct the Collateral Agent to take any action that it may take under this Agreement by instructing the Collateral Agent in writing to take such action on behalf of all the Secured Parties.

c.	Majority in Interest. For so long as any obligations remain outstanding on the Notes, Majority in Interest for the purposes of this Agreement and the Notes , Security Agreement and Pledge Agreement shall mean Secured Parties who hold not less than fifty and one-tenth percent (50.1%) of the outstanding principal amount of the Notes, excluding any principal amount of Notes held beneficially or of record by Borrower.

d.	Effect of Instruction. The Collateral Agent shall be bound by, and subject to, any limitation or restrictions on the exercise of its rights, powers or discretion set forth in any instruction it receives from a Majority in Interest (it being understood that each Noteholder on behalf of itself shall have the right to direct and control the election, exercise and enforcement of its rights and remedies under the Notes and the Security Agreement and Pledge Agreement against Borrower (including without limitation the commencement, conduct or settlement of any litigation, foreclosure or other action or proceeding, and the voting of any securities) without unduly restricting the Collateral Agent’s ability, if so instructed, to conduct the orderly marketing and sale of any assets or securities of Borrower that may be subject to sale upon foreclosure, settlement or otherwise.

5. Power of Attorney.

a.	To effectuate the terms and provisions hereof, the Secured Parties hereby appoint the Collateral Agent as their attorney-in-fact (and the Collateral Agent hereby accepts such appointment) for the purpose of carrying out the provisions of this Agreement

b.	All acts done under the foregoing authorization are hereby ratified and approved and neither the Collateral Agent nor any designee nor agent thereof shall be liable for any acts of commission or omission, for any error of judgment, for any mistake of fact or law except for acts of gross negligence or willful misconduct.

c.	This power of attorney, being coupled with an interest, is irrevocable while this Agreement remains in effect.

6. Reliance on Documents and Experts. The Collateral Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or communication (which may be by telegram, cable, telex, telecopier, or telephone) reasonably believed by it to be genuine and to have been signed, sent or made by the proper person or persons, and upon opinions and advice of its own legal counsel, independent public accountants and other experts selected by the Collateral Agent.

7. Actions.

a.	The Secured Parties agree (which agreement shall survive any termination of this Agreement) to indemnify the Collateral Agent, from and against any and all liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Collateral Agent in any way relating to or arising out of this Agreement, the Notes and any other agreement relating thereto, including the reimbursement of the Collateral Agent for all reasonable out-of-pocket expenses (including attorneys’ fees and expenses) incurred by the Collateral Agent hereunder or in connection herewith or in enforcing the obligations of Borrower under this Agreement and the Notes, in all cases as to which the Collateral Agent is not reimbursed by Borrower; provided, that none of the Secured Parties, expressly excluding the Collateral Agent, shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Collateral Agent’s gross negligence or willful misconduct. The Collateral Agent shall not be required to take or omit to take any action hereunder or under the Notes, or to prosecute or defend any suit in respect of this Agreement or any of the Notes, or any other agreement relating thereto, unless indemnified to its reasonable satisfaction by the Secured Parties against loss, costs, liability, and expense. The Collateral Agent may delegate its duties hereunder to affiliates, agents, attorneys-in-fact and receivers (which term includes receivers as managers) selected in good faith by the Collateral Agent.

b.	Exculpation.

(i)	The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, and the Collateral Agent shall not by reason of this Agreement or any of the Notes (or otherwise) be a trustee for any Secured Party or have any fiduciary obligation to any Secured Party or any of their affiliates. Neither the Collateral Agent nor any of its directors, partners, members, managers, officers, employees or agents (collectively, the “Related Parties”) shall be liable to any Secured Party for any action taken or omitted to be taken by it under this Agreement and the Notes, or in any agreements delivered in connection therewith, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor shall the Collateral Agent or any Related Parties be responsible for any recitals or representations or warranties herein or therein or in any other agreement delivered in connection therewith, or for the effectiveness, enforceability, validity or due execution of any of this Agreement, the Notes or in any other agreement delivered in connection therewith, nor for the creation, perfection or priority of any security interests purported to be created under any of the Notes or the validity, genuineness, enforceability, existence, value or sufficiency of any Collateral or Pledged Shares, nor shall the Collateral Agent or any Related Parties be obligated to make any inquiry respecting the performance by Borrower of its obligations hereunder or thereunder or in any other agreement delivered in connection therewith. Any such inquiry by the Collateral Agent shall not obligate it to make any further inquiry or to take any action. The Collateral Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement, or writing which they believe to be genuine and to have been presented by a proper Person. The Collateral Agent shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

(ii)	The Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by email, telex, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by the Collateral Agent with reasonable care. As to any matters not expressly provided for by this Agreement, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by all Secured Parties, in its capacity as agent of the Secured Parties, and any action taken or failure to act pursuant thereto, shall be binding on all of the Secured Parties.

(iii)	The Collateral Agent shall not be required to take any action that is in its opinion contrary to law or to the terms of this Agreement and the Notes, or which would in its opinion subject it or any of its Related Parties to liability. The Collateral Agent shall, in all cases, be fully justified in failing or refusing to act hereunder and under the Notes unless it shall be fully indemnified to its reasonable satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

(iv)	The Collateral Agent may deem and treat the payee of any promissory note or other evidence of indebtedness relating to the Notes as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof, signed by such payee and in form reasonably satisfactory to the Collateral Agent, shall have been filed with the Collateral Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any such note or other evidence of indebtedness shall be conclusive and binding on any subsequent holder, transferee or assignee of such note or other evidence of indebtedness and of any note or notes or other evidences of indebtedness issued in exchange therefor.

c.	Successor. The Collateral Agent may resign at any time upon at least 30 days’ notice to the Secured Parties. If the Collateral Agent at any time shall resign, the Secured Parties, by majority consent, may appoint another mutually agreed Secured Party as a successor to the Collateral Agent. If the Secured Parties do not make such appointment within ten (10) business days prior to the scheduled resignation date of the Collateral Agent, the retiring Collateral Agent shall appoint a new Collateral Agent from the Secured Parties or, if no Secured Party accepts such appointment, from among commercial banking institutions or trust institutions generally. In furtherance of the foregoing, upon the announcement that the Collateral Agent will resign in its capacity as the Collateral Agent, each of the Secured Parties agrees to use its best efforts to promptly appoint another Collateral Agent. Upon the acceptance of any appointment as the Collateral Agent hereunder, such successor Collateral Agent shall be entitled to receive from the retiring Collateral Agent such documents of transfer and assignment as such successor Collateral Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Notes. After the retiring Collateral Agent’s resignation hereunder as the Collateral Agent, the provisions of this Section 3 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement and the Notes, and any other agreement relating thereto.

8. Application of Proceeds.

a.	Any and all amounts actually received by the Collateral Agent in connection with the enforcement of the Notes, shall, promptly upon receipt by the Collateral Agent, be applied:

(i)	First, to the payment in full of all amounts owing to the Collateral Agent in respect of any fees and expenses (including attorneys’ fees and expenses and fees and expenses of its agents) incurred by or on behalf of the Collateral Agent as a result of administering this Agreement or the Collateral or exercising any rights (including foreclosure of the Collateral) in its capacity as Collateral Agent;

(ii)	Second, following payment of all obligations under clause (i), between and among each of the Secured Parties on a pro rata basis, computed using the then outstanding indebtedness, of both principal and accrued interest, of Borrower to each of the Secured Parties, as of the date of such distribution. Until the proceeds are so distributed, the Collateral Agent shall hold the proceeds in trust for the benefit of each of the Secured Parties; and

(iii)	Third, to Borrower unless otherwise directed by a court of competent jurisdiction.

b.	The priorities of allocation set forth in Section 7-(a) above shall apply in all circumstances, including with respect to any distribution made in any case or proceeding under any bankruptcy law or insolvency law involving creditors’ rights generally.

c.	If any Secured Party (an “Excess Party”) shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff, or otherwise) as a result of the realization, sale or other remedial disposition of, or foreclosure on, any Collateral or Pledged Shares in excess of the amount it is then entitled to receive under the terms of this Agreement, such Excess Party shall hold such amount in trust for the ratable benefit of the other Secured Parties in accordance with the terms of this Agreement and shall pay an amount equal to such excess to the Collateral Agent for distribution to the Secured Parties in accordance with the terms of this Agreement.

9.

a.	In the event of any ambiguity or uncertainty hereunder or in any notice, certificate, instruction or other communication received by the Collateral Agent hereunder, the Collateral Agent may, in its sole discretion, refrain from taking any action other than retain possession of the Collateral and Pledged Shares , unless the Collateral Agent receives written instructions, signed by the Majority in Interest, or an opinion of counsel of Borrower reasonably satisfactory to it, which eliminates such ambiguity or uncertainty.

b.	In the event of any dispute between or conflicting claims by or among Borrower, the Secured Parties and/or the Collateral Agent and/or any other person or entity with respect to any Collateral or Pledged Shares , the Collateral Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Collateral or Pledged Shares so long as such dispute or conflict shall continue, and Collateral Agent shall not be or become liable in any way to Borrower or the Secured Parties for failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent shall be entitled to refuse to act until, in its sole discretion, such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to Collateral Agent. The Collateral Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed an obligation of Borrower.

10. Further Assurances. Each party agrees to execute such other documents, instruments, agreements and consents, and take such other actions as may be reasonably requested by the other parties hereto to effectuate the purposes of this Agreement.

11. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, e-mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent as follows:

If to the Collateral Agent:	FirstFire Global Opportunities Fund LLC
1040 First Avenue, Suite 190
New York, New York 10022

If to Borrower:	QuantumSphere, Inc.
2905 Tech Center Dr.
Santa Ana, CA 92705
Facsimile: 714-545-6265

or to such other address or telecopy number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.

12. Amendments and Waivers. No modification, amendment or waiver of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by each of the parties hereto. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

13. Exclusivity and Waiver of Rights. No failure to exercise and no delay in exercising on the part of any party, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any other rights or remedies provided by law.

14. Invalidity. Any term or provision of this Agreement shall be ineffective to the extent it is declared invalid or unenforceable, without rendering invalid or enforceable the remaining terms and provisions of this Agreement.

15. Headings. Headings used in this Agreement are inserted for convenience only and shall not affect the meaning of any term or provision of this Agreement.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of which collectively shall constitute one and the same agreement.

17. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by the any of the parties without the prior written consent of the other parties.

18. Survival. Unless otherwise expressly provided herein, all representations warranties, agreements and covenants contained in this Agreement shall survive the execution hereof and shall remain in full force and effect until the earliest to occur of (a) the payment in full of the Notes, and (b) the conversion of the principal and accrued and unpaid interest and all other amounts owing under the Notes into equity securities of Borrower.

19. Miscellaneous. This Agreement shall inure to the benefit of each of the parties hereto and all their respective successors and permitted assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

20. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS).

21. CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON- EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MUST BE LITIGATED EXCLUSIVELY IN ANY SUCH STATE OR FEDERAL COURT, AND ACCORDINGLY, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH LITIGATION IN ANY SUCH COURT.

22. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND EACH OF THE OTHER PARTIES HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 22.

23. Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

24. Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements or understandings among the parties.

[SIGNATURE PAGE(S) FOLLOW]

IN WITNESS WHEREOF, this Intercreditor Agreement has been executed as of the date first set written above.

“SECURED PARTIES”

FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC

By:
Name:
Title:

PURITAN PARTNERS, LLC

By:
Name:
Title:

ROCKWELL CAPITAL PARTNERS, INC.

By:
Name:
Title:

By: TOMER COHEN

By: FRANCIS POLI

“COLLATERAL AGENT”

FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC

By:
Name:
Title:

“BORROWER”

QUANTUMSPHERE, INC.,
a Nevada corporation

By:	Kevin D. Maloney
Title:	Chief Executive Officer & President